Exhibit 99.1

Contact Information:

Weight Watchers International, Inc.
Sarika Sahni	Brainerd Communicators, Inc.
Manager, Investor Relations	Corey Kinger
(212) 589-2751	(212) 986-6667

Groupe DANONE
Investor Relations	Press Relations
33 (0)1 44 35 20 76	33 (0)1 44 35 20 75

FOR IMMEDIATE RELEASE

WEIGHT WATCHERS AND GROUPE DANONE

ESTABLISH WEIGHT MANAGEMENT JOINT VENTURE FOR CHINA

NEW YORK, N.Y., February 5, 2008 – Weight Watchers International, Inc. (NYSE: WTW) and Groupe DANONE (Euronext Paris: BN) today announced the signing of a joint venture agreement to establish a weight management business in the People’s Republic of China based on the successful Weight Watchers approach to weight loss. The joint venture, 51% owned by Weight Watchers International and 49% owned by Groupe DANONE, combines Weight Watchers International’s unrivalled expertise, experience and know-how as the world’s leading provider of weight management services with Groupe DANONE’s world-class expertise in healthy consumer products and extensive knowledge of the China marketplace and the Chinese consumer.

“We are excited to partner with Groupe DANONE for the expansion of our weight management approach into the Chinese marketplace. This new joint venture will facilitate and drive Weight Watchers entry into one of the world’s key markets, leveraging the unique strengths of each company,” said David Kirchhoff, President and Chief Executive Officer of Weight Watchers International. “We believe that Groupe DANONE is the ideal partner for Weight Watchers with its experience in China, its knowledge of Chinese consumers and its mission to bring healthy food to the world’s population.”

Jacques Vincent, Vice President of the Board of Groupe DANONE, added: “For Groupe DANONE in China, this joint venture is completely consistent with the commitment of Danone to bring to the Chinese consumers products and solutions with a positive impact on their health. This joint venture will offer to Chinese consumers a world famous approach dedicated to eating right and healthy living.”

The new joint venture is expected to commence retail operations in China within the next year.

About Weight Watchers International, Inc.

Weight Watchers International, Inc. is the world’s leading provider of weight management services, operating globally through a network of Company-owned and franchise operations. Weight Watchers holds over 50,000 weekly meetings where members receive group support and learn about healthy eating patterns, behavior modification and physical activity. WeightWatchers.com provides innovative, subscription weight management products over the Internet and is the leading Internet-based weight management provider in the world. In addition, Weight Watchers offers a wide range of products, publications and programs for those interested in weight loss and weight control.

About Groupe DANONE

Groupe DANONE is a Fortune 500 company and one of the most successful healthy food companies in the world. Its mission is to bring health through tasty, nutritious and affordable food and beverage products to as many people as possible. Groupe DANONE with 200 plants and 88,000 employees has a presence in all five continents and over 120 countries. In 2006, Groupe DANONE recorded 14 billion euros sales. In 2007, Groupe DANONE acquired Numico, and reinforced its leading positions in healthy food in four business lines: fresh dairy products (n°1 worldwide), waters (n° 2 in the packaged water market), baby food (n°2 worldwide) and medical nutrition.

This news release contains forward-looking statements concerning Weight Watchers International, Inc. within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. These statements are subject to risks, uncertainties, assumptions and other important factors. Readers are cautioned not to put undue reliance on such forward-looking statements because actual results may vary materially from those expressed or implied. The reports filed by Weight Watchers International, Inc. pursuant to United States securities laws contain discussions of these risks and uncertainties. Weight Watchers International, Inc. assumes no obligation to, and expressly disclaims any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are advised to review Weight Watchers International, Inc.’s. filings with the United States Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov, at various SEC reference facilities in the United States and via the Weight Watchers International, Inc.’s website at www.weightwatchersinternational.com).

This press release contains certain forward-looking statements concerning Groupe DANONE. Although Groupe DANONE believes its expectations are based on reasonable assumptions, these forward-looking statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those anticipated in the forward-looking statements. For a detailed description of the important factors that could cause actual results to differ materially from the expectations of Groupe DANONE or its management, please see the sections “Risk Factors” in Groupe DANONE’s Annual Report. (which is available on www.danone.com).

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